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                                                                       Exhibit 5



                                MCCARTHY TETRAULT
                AVOCATS - AGENTS DE BREVETS & MARQUES DE COMMERCE
              BARRISTERS & SOLICITORS - PATENTS & TRADEMARK AGENTS

                        "LE WINDSOR", 1170 PEEL, MONTREAL
                             QUEBEC, CANADA H3B 4S8
                 FAX (514) 875-6246 - TELEPHONE (514) 397-4100


                                                        Montreal, April 7, 1999


Phoenix International Life Sciences Inc.
2350 Cohen Street
Ville St-Laurent, Quebec
H4R 2N6

           Re:      Phoenix International Life Sciences Inc.
                    Registration Statement of Form F-4
                    ----------------------------------------

Sirs:

     We are Canadian legal counsel to Phoenix International Life Sciences Inc., a Canada corporation (the "Company"). We are issuing this opinion in connection with the Registration Statement of Form F-4 being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement") for the purpose of registering with the Commission under the SECURITIES ACT OF 1933, as amended (the "1933 Act"), up to 1,500,000 shares (the "Shares") of no par value common stock of the Company, issuable pursuant to the Agreement and Plan of Merger by and among the Company, its wholly-owned subsidiary Phoenix Merger Sub Corp., a Delaware corporation ("Merger Sub") and Chrysalis International Corporation, a Delaware corporation ("Chrysalis") dated as of November 18, 1998, as amended (the "Merger Agreement"). In this connection, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement, (iii) the Certificate of Amalgamation and the By-laws of the Company, as amended, each as currently in effect, and (iv) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and certain related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the capacity and power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have

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relied upon statements and representations of other officers and representatives of the Company and others contained in the Merger Agreement and in certificates.

     We express no opinion concerning any law other than the substantive law of the Province of Quebec and the laws of Canada applicable therein.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, upon consummation of the merger in the manner contemplated in the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the proxy statement/prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

     This opinion is furnished by us, as counsel to the Company in Canada, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the Company.

                                               Very truly yours,


                                               McCarthy Tetrault


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